                           EXHIBIT 4.1


                         CREDIT AGREEMENT

                  dated as of December 19, 1994

                              among

                 ROCHESTER TELEPHONE CORPORATION

                    the Banks signatory hereto

                               and

                  THE CHASE MANHATTAN BANK, N.A.

                             as Agent
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
                        Table of Contents

ARTICLE 1     DEFINITIONS; ACCOUNTING TERMS. . . . . . . . . . . . . . 5

     Section 1.01   Definitions. . . . . . . . . . . . . . . . . . . . 5
     Section 1.02   Accounting Terms . . . . . . . . . . . . . . . . .12

ARTICLE 2     THE CREDIT.. . . . . . . . . . . . . . . . . . . . . . .12

     Section 2.01   The Loans. . . . . . . . . . . . . . . . . . . . .12
     Section 2.02   The Notes. . . . . . . . . . . . . . . . . . . . .12
     Section 2.03   Purpose. . . . . . . . . . . . . . . . . . . . . .12
     Section 2.04   Borrowing Procedures . . . . . . . . . . . . . . .13
     Section 2.05   Prepayments and Conversions. . . . . . . . . . . .13
     Section 2.06   Interest Periods; Renewals . . . . . . . . . . . .13
     Section 2.07   Changes of Commitments . . . . . . . . . . . . . .14
     Section 2.08   Certain Notices. . . . . . . . . . . . . . . . . .14
     Section 2.09   Minimum Amounts. . . . . . . . . . . . . . . . . .14
     Section 2.10   Interest . . . . . . . . . . . . . . . . . . . . .15
     Section 2.11   Fees . . . . . . . . . . . . . . . . . . . . . . .15
     Section 2.12   Payments Generally . . . . . . . . . . . . . . . .16
     Section 2.13   Quoted Rate Loans. . . . . . . . . . . . . . . . .16

ARTICLE 3     YIELD PROTECTION; ILLEGALITY; ETC. . . . . . . . . . . .17

     Section 3.01   Additional Costs . . . . . . . . . . . . . . . . .17
     Section 3.02   Limitation on Types of Loans . . . . . . . . . . .19
     Section 3.03   Illegality . . . . . . . . . . . . . . . . . . . .19
     Section 3.04   Certain Conversions. . . . . . . . . . . . . . . .19
     Section 3.05   Certain Compensation . . . . . . . . . . . . . . .20

ARTICLE 4     CONDITIONS PRECEDENT.. . . . . . . . . . . . . . . . . .21

     Section 4.01   Documentary Conditions Precedent . . . . . . . . .21
     Section 4.02   Additional Conditions Precedent. . . . . . . . . .22
     Section 4.03   Deemed Representations . . . . . . . . . . . . . .22

ARTICLE 5     REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . .22

     Section 5.01   Incorporation, Good Standing and Due . . . . . . . .
                    Qualification. . . . . . . . . . . . .  . . . . . 22
     Section 5.02   Corporate Power and Authority;\
                    No Conflicts . . . . . . . . . . . . . . . . . . .22
     Section 5.03  Legally Enforceable Agreements. . . . . . . . . . .23
     Section 5.04  Litigation. . . . . . . . . . . . . . . . . . . . .23
     Section 5.05  Financial Statements. . . . . . . . . . . . . . . .23
     Section 5.06  Ownership and Liens . . . . . . . . . . . . . . . .24
     Section 5.07  Taxes . . . . . . . . . . . . . . . . . . . . . . .24
     Section 5.08  ERISA . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE 6     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . .24

     Section 6.01  Maintenance of Existence. . . . . . . . . . . . . .25
     Section 6.02  Conduct of Business . . . . . . . . . . . . . . . .25
     Section 6.03  Maintenance of Insurance. . . . . . . . . . . . . .25
     Section 6.04  Compliance with Laws. . . . . . . . . . . . . . . .25
     Section 6.05  Reporting Requirements. . . . . . . . . . . . . . .25

ARTICLE 7     NEGATIVE COVENANTS.. . . . . . . . . . . . . . . . . . .28

     Section 7.01  Mergers . . . . . . . . . . . . . . . . . . . . . .28
     Section 7.02  Liens . . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE 8     FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . .29

     Section 8.01  Minimum Tangible Net Worth. . . . . . . . . . . . .29
     Section 8.02  Leverage Ratio. . . . . . . . . . . . . . . . . . .30

ARTICLE 9     EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .30

     Section 9.01  Events of Default . . . . . . . . . . . . . . . . .30
     Section 9.02  Remedies. . . . . . . . . . . . . . . . . . . . . .31

ARTICLE 10    THE AGENT; RELATIONS AMONG BANKS AND BORROWER. . . . . .32

     Section 10.01 Appointment, Powers and Immunities
                   of Agent. . . . . . . . . . . . . . . . . . . . . .32
     Section 10.02 Reliance by Agent . . . . . . . . . . . . . . . . .32
     Section 10.03 Defaults. . . . . . . . . . . . . . . . . . . . . .33
     Section 10.04 Rights of Agent as a Bank . . . . . . . . . . . . .33
     Section 10.05 Indemnification of Agent. . . . . . . . . . . . . .33
     Section 10.06 Documents . . . . . . . . . . . . . . . . . . . . .34
     Section 10.07 Non-Reliance on Agent and Other Banks . . . . . . .34
     Section 10.08 Failure of Agent to Act . . . . . . . . . . . . . .34
     Section 10.09 Resignation or Removal of Agent . . . . . . . . . .35
     Section 10.10 Amendments Concerning Agency Function . . . . . . .35
     Section 10.11 Liability of Agent. . . . . . . . . . . . . . . . .35
     Section 10.12 Transfer of Agency Function . . . . . . . . . . . .35
     Section 10.13 Non-Receipt of Funds by the Agent . . . . . . . . .35
     Section 10.14 Withholding Taxes . . . . . . . . . . . . . . . . .36
     Section 10.15 Several Obligations and Rights of Banks . . . . . .36
     Section 10.16 Pro Rata Treatment of Loans, Etc. . . . . . . . . .36
     Section 10.17 Sharing of Payments Among Banks . . . . . . . . . .37

ARTICLE 11    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .37

     Section 11.01 Amendments and Waivers. . . . . . . . . . . . . . .37
     Section 11.02 Usury . . . . . . . . . . . . . . . . . . . . . . .38
     Section 11.03 Expenses. . . . . . . . . . . . . . . . . . . . . .38
     Section 11.04 Survival. . . . . . . . . . . . . . . . . . . . . .38
     Section 11.05 Assignment; Participations. . . . . . . . . . . . .38
     Section 11.06 Notices . . . . . . . . . . . . . . . . . . . . . .39
     Section 11.07 Setoff. . . . . . . . . . . . . . . . . . . . . . .39
     Section 11.08 Jurisdiction; Immunities. . . . . . . . . . . . . .40
     Section 11.0 Table of Contents; Headings. . . . . . . . . . . . .40
     Section 11.10 Severability. . . . . . . . . . . . . . . . . . . .40
     Section 11.11 Counterparts. . . . . . . . . . . . . . . . . . . .41
     Section 11.12 Integration . . . . . . . . . . . . . . . . . . . .41
     Section 11.13 Governing Law . . . . . . . . . . . . . . . . . . .41
     Section 11.14 Confidentiality . . . . . . . . . . . . . . . . . .41
     Section 11.15 Treatment of Certain Information. . . . . . . . . .41
     Section 11.16 Substitution of R-Net As Borrower . . . . . . . . .42
     Section 11.17 Treatment of Certain Information. . . . . . . . . .44


EXHIBITS

     Exhibit 2.02 Promissory Note . . . . . . . . . . . . . . . . .  .54
     Exhibit 4.01(b) Authorization Letter. . . . . . . . . . . . . . .57
     Exhibit 4.01(e) Security Agreement. . . . . . . . . . . . . . . .59
     Exhibit 4.01(f) Opinion of Borrower . . . . . . . . . . . . . . .72
     Exhibit 11.16 Certificate of Adoption . . . . . . . . . . . . . .74
     Exhibit 11.16(f) Rnet Financial Structure . . . . . . . . . . . .80
     Exhibit 11.16(h) Opinion of R-Net . . . . . . . . . . . . . . . .81

     CREDIT AGREEMENT dated as of December 19, 1994 among ROCHESTER TELEPHONE CORPORATION, a corporation organized under the laws of New York (the "Borrower" and "Rochester Tel"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK , N.A., a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

     The Borrower desires that the Banks extend credit as provided herein and the Banks are prepared to extend such credit.
Accordingly, the Borrower, the Banks and the Agent agree as follows:


            ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Affiliate" means any Person: (a) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary;
(c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit 4.01(b) .

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

     "Borrower" shall mean, initially, Rochester Tel, and it shall mean R-Net at such time as R-Net may become the Borrower pursuant to Section 11.16.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Closing Date" means the date this Agreement has been executed by the Borrower, the Banks and the Agent.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, with respect to each Bank, the obligation of such Bank to make Variable Rate Loans and Eurodollar Loans under this Agreement, in the following aggregate principal amount, as such amount may be reduced or otherwise modified from time to time:

      The Chase Manhattan Bank, N.A.:    $35,000,000;

      Chemical Bank:                     $30,000,000;

      Union Bank of Switzerland:         $25,000,000;

      Marine Midland Bank:               $20,000,000;

      NationsBank of Texas, N.A.:        $20,000,000;

      PNC Bank, N.A.:                    $20,000,000;

      Manufacturers and Traders Trust
       Company:                          $10,000,000.
                                         -----------
      Total:                            $160,000,000.
                                        ============

      "Consolidated Funded Debt" means Funded Debt of the
Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

      "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 1% above the Variable Rate as in effect from time to time (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

      "Dollars" and the sign "$" mean lawful money of the United
States of America.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

      "Eurodollar Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition of "Fixed Base Rate."

      "Event of Default" has the meaning given such term in
Section 9.01.

      "Facility Documents" means this Agreement, the Notes, the Authorization Letter and the Security Agreement.

      "Financing Statements" has the meaning given such term in
Section 4.01(e).

      "Fixed Base Rate" means with respect to any Interest
Period for a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to the Reference Bank in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by the Reference Bank and outstanding during such Interest Period.

      "Fixed Rate" means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

      "Fixed Rate Loan" means any Eurodollar Loan and any Quoted
Rate Loan.

      "Funded Debt" means, with respect to any Person, all indebtedness of such Person (including current maturities), for money borrowed which by its terms matures more than one year from the date as of which such Funded Debt is incurred, and any indebtedness of such Person for money borrowed maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not theretofore renewed or extended), including any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.05 (except for changes concurred in by the Borrower's independent public accountants).

      "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section
2.06 or Section 2.13 as the case may be: (a) in the case of Eurodollar Loans, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (b) in the case of Quoted Rate Loans, on the date established by the lending Bank.

      "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

      "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loan" means any loan made by a Bank pursuant to Section
2.01 or Section 2.13.

      "Margin" means for each Eurodollar Loan, a rate determined pursuant to the grid set forth below, based on Borrower's senior unsecured debt rating established from time to time by Standard & Poor's Ratings Group ("S & P") and Moody's Investors Service, Inc. ("Moody's"). For purposes of this grid, (i) if the S & P and Moody's ratings are different, the higher one shall be used to determine the Margin, (ii) the symbol ">/=" shall mean greater than or equal to, and (iii) the symbol "<=/" shall mean less than or equal to. If at any given time neither S & P nor Moody's has established a debt rating for the Borrower, the Margin shall be 17 basis points.


                            S & P/Moody's       Margin
                            -------------    ------------
                                             (In basis points)

                             >/= AA   / Aa2        13
                             >/= A    / A2         17
                             >/= BBB+ / Baa1       25
                                 BBB  / Baa2       30
                                 BBB- / Baa3       40
                             </= BB+  / Ba1       100

     "Multiemployer Plan" means a Plan defined as such in Section
3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Note" means a $160,000,000 promissory note of the Borrower in the form of Exhibit 2.02 hereto evidencing the Loans made by a Bank hereunder.

     "OMP" means Rochester Tel's Open Market Plan as contemplated in the Joint Stipulation and Agreement between the New York State Public Service Commission ("NYSPSC") and Rochester Tel (among others), Case 93-C-0103 and Case 93-C-0033 and the subsequent Order No. 94-25 issued therein by the NYSPSC dated November 10, 1994. The term OMP shall include any amendments to such Open Market Plan that may become effective from time to time, provided that such term shall not include any such amendments that may reasonably be expected to have a material adverse effect on the risks assumed or to be assumed by the Banks, or the prospect of repayment of any present or future obligations of Borrower, pursuant to this Agreement or any other Facility Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its Principal Office as its prime commercial lending rate.

     "Principal Office" means the principal office of the Agent, presently located at 4 Chase Metro Tech Center, 13th Floor,
Brooklyn, New York, 11245.

     "Quoted Rate Loan" means a Loan the interest rate on which is offered by the lending Bank and accepted by the Borrower pursuant to Section 2.13.

     "Reference Bank" means The Chase Manhattan Bank, N.A.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "R-Net" means a corporation which the OMP contemplates that Rochester Tel will establish as its wholly-owned Subsidiary on the effective date of the OMP, and to which Rochester Tel intends to transfer its name, its public utility franchise and business for the Rochester New York local exchange, and certain of its assets.

     "Required Banks" means, at any time while no Loans are outstanding, Banks having at least 66 2/3% of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks holding at least 66 2/3% of the aggregate principal amount of the Loans.

     "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans (as the case may be).

     "SEC" means the Securities and Exchange Commission.

     "Security Agreement" means the Security Agreement in the form of Exhibit 4.01(e), to be delivered by Rochester Tel pursuant to Section 4.01(e).

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

     "Tangible Net Worth" means, at any date of determination thereof, the excess of total assets of the Borrower over total liabilities of the Borrower, excluding, however, from the determination of total assets all intangible assets.

     "Termination Date" means December 18, 1999; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking
Day).

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

     "Variable Rate" means, for any day, the Prime Rate for such day.

     "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                     ARTICLE 2.  THE CREDIT.

     Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans ( "Loans") to the Borrower, which bear interest at either the Variable Rate or a Fixed Rate, from time to time from and including the date hereof to but excluding the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of its Commitment. Loans may also be made, at the option of the lending Bank, pursuant to
Section 2.13. Consequently, Loans may be outstanding as Variable Rate Loans, Quoted Rate Loans or Eurodollar Loans (each a "type" of Loan). Each type of Loan of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.

     (b) The Loans shall be entirely due and payable on the Termination Date; provided that each Quoted Rate Loan shall be due and payable on the last day of the Interest Period therefor, which shall in no event be later that the Termination Date.

     Section 2.02. The Notes. The Loans of each Bank shall be evidenced by a single $160,000,000 promissory note in favor of such Bank in the form of Exhibit 2.02, dated the date of this Agreement, duly completed and executed by the Borrower.

     Section 2.03.  Purpose.  The Borrower shall use Loan
proceeds for any proper corporate purpose. Borrower shall not use such proceeds for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.04.  Borrowing Procedures.   The Borrower shall
give the Agent notice of each Variable Rate Loan and each Eurodollar Loan to be made under Section 2.01 as provided in
Section 2.08; and the Borrower shall give the Agent notice of each Quoted Rate Loan as provided in Section 2.13. Not later than 2:00 p.m. New York, New York time on the date of such borrowing, each Bank shall, or in the case of a Quoted Rate Loan, the lending Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower and maintained with the Agent at the Principal Office.

     Section 2.05. Prepayments and Conversions. The Borrower shall have the right to make prepayments of principal, or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (a) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; and (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans, except that (i) if after giving effect to any reduction or termination of the Commitments pursuant to Section 2.07, either the outstanding aggregate principal amount of all Loans exceeds the aggregate amount of the Commitments or the outstanding aggregate principal amount of Variable Rate and Eurodollar Loans from one or more Banks exceeds the aggregate amount of such Banks' Commitments, the Borrower shall pay or prepay, on the date of such reduction or termination, one or more Loans selected by Borrower, which may include Fixed Rate Loans, in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or prepayment, and
(ii) if Borrower receives a notice pursuant to either Section 3.01(a) or 3.01(c) that the Bank is entitled to compensation as contemplated therein, Borrower may prepay any Fixed Rate Loan(s) with respect to which such compensation is due, provided that Borrower then pays interest thereon accrued to the date of such prepayment(s) or conversion.

     Section 2.06. Interest Periods; Renewals. (a) In the case of each Eurodollar Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period shall have a duration less than one month and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (ii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; (iii) no Interest Period shall end after the Termination Date; and (iv) no more than five Eurodollar Loans of each Bank may be outstanding at any one time.

     (b) Upon notice to the Agent as provided in Section 2.08, the Borrower may renew any Eurodollar Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Eurodollar Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period; provided that the foregoing shall not prevent the conversion of any Eurodollar Loan into a Quoted Rate Loan in accordance with Section 2.05.

     Section 2.07. Changes of Commitments. The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (a) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Section 2.08; and (b) each partial reduction shall be in an aggregate amount at least equal to $10,000,000. The Commitments once reduced or terminated may not be reinstated.

     Section 2.08. Certain Notices. Notices by the Borrower to the Agent of each borrowing pursuant to Section 2.04 or 2.13, and each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to Section 2.06(b), and each reduction or termination of the Commitments pursuant to Section 2.07 shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York, New York time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Eurodollar Loans) renewals of (i) Variable Rate Loans, given on the Banking Day thereof; and (ii) Eurodollar Loans, given three Banking Days prior thereto; and (iii) Quoted Rate Loans, given on the Banking Day thereof; and (b) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each notice referred to in this
Section 2.08 shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.09) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Eurodollar or Quoted Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice.

     Section 2.09. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to
Section 3.04, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to $1,000,000 in the aggregate for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type and Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans of each type having concurrent Interest Periods shall be at least $5,000,000.

     Section 2.10. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate; (ii) for a Eurodollar Loan, at a fixed rate equal to the Fixed Rate plus the Margin; and (iii) for a Quoted Rate Loan, at the fixed rate for such Loan established pursuant to Section 2.13. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under a Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

     (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 365 (or, in the case of a leap year, 366) days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

     (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each March, June, September and December, commencing the first such date after such Loan; (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

     Section 2.11. Fees. The Borrower shall pay to the Agent for the account of each Bank a facility fee on the daily average total amount of the Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum determined pursuant to the grid set forth below, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued facility fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on the last day of each March, June, September and December, for the calendar quarter then ended, commencing on the first such date after the Closing Date. The facility fee shall be calculated on the basis of the Borrower's senior unsecured debt rating established from time to time by Standard & Poor's Ratings Group ("S & P") and Moody's Investors Service, Inc. ("Moody's"). For purposes of this grid, (i) if the S & P and Moody's ratings are different, the higher one shall be used to determine the facility fee, (ii) the symbol ">/=" shall mean greater than or equal to, and (iii) the symbol "</=" shall mean less than or equal to. If at any given time neither S & P nor Moody's has established a debt rating for the Borrower, the fee shall be computed at the rate of eight basis points.

                     S & P/Moody's            Facility Fee
                     -------------            ------------
                                             (In basis points)

                    >/=  AA  /  Aa2              7
                    >/=  A   /  A2               8
                    >/=  BBB+/  Baa1            12.5
                         BBB /  Baa2             15
                         BBB-/  Baa3             20
                    </=  BB+ /  Ba1              50

     Section 2.12. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York, New York time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Agent's account number maintained at the Principal Office for the account of the applicable Lending Office of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. Subject to
Section 10.16, the Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement, the Notes and the type of Loan(s) to which such payment is to be applied; but in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion subject also to Section 10.16. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

     Section 2.13. Quoted Rate Loans. From time to time the Borrower may request that any Bank or Banks, at the option of each, offer to make Loans to the Borrower under this Agreement at any time prior to the Termination Date, bearing interest at such rates (other than those provided for in Section 2.10 hereof), and for such Interest Period(s), as may be specified by the Bank in its offer. Each such Loan shall be due and payable on the last day of the Interest Period therefor and shall have such other terms as may be set forth in the Bank's offer. If the Borrower accepts any such offer within the time period for acceptance specified therein and such Loan is made by the Bank to the Borrower, such Loan (a "Quoted Rate Loan") shall constitute a "Loan" for all purposes of, and shall be governed by, this Agreement, except to the extent the terms specifically applicable to such Loan are inconsistent with the provisions of this Agreement. The Borrower shall give the Agent notice of each Quoted Rate Loan as provided in Section 2.08. Each Quoted Rate Loan made by each Bank shall be deemed a separate "type" of Loan and Quoted Rate Loans shall be excepted from the pro rata borrowing and payment requirements of Section 10.16. No Quoted Rate Loan shall be deemed to utilize the individual Commitment of the lending Bank, but it shall be deemed to utilize the aggregate amount of the Commitments of all of the Banks as then in effect. Consequently, although a Bank may have one or more Quoted Rate Loans outstanding at any one time, its obligation to make Variable Rate Loans and Eurodollar Loans shall not be affected thereby, and it shall be required to advance its pro rata share of the Loans of such other types as provided in this Agreement, even though the aggregate unpaid principal balance of its outstanding Loans will thereafter exceed the amount of its Commitment. However, the aggregate unpaid principal balance of all outstanding Loans shall at no time exceed the aggregate amount of the Commitments of all of the Banks, as then in effect.


          ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.01. Additional Costs. (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder (including any amount receivable under this Section 3.01) in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note (including any amounts payable under this Section 3.01) in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in
Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Any demand for payment under this Section 3.01(a) may include on a prospective basis any amounts required to be deducted from such payment to the extent that such amounts would be reimbursable hereunder when incurred. If any Bank requests compensation from the Borrower under this
Section 3.01(a), or under Section 3.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be prepaid in accordance with Section 2.05 or be converted in accordance with Section 3.04.

     (b) Without limiting the effect of the foregoing provisions of this Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar or then outstanding Quoted Rate Loans is determined as provided in this Agreement or in the lending Bank's offer with respect to a Quoted Rate Loan, or a category of extensions of credit or other assets of such Bank which includes Eurodollar or then outstanding Quoted Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be, at Borrower's election, prepaid in accordance with Section 2.05 or converted in accordance with
Section 3.04).

     (c) Without limiting the effect of the foregoing provisions of this Section 3.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance, by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority, of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation.

     (d) Determinations and allocations by a Bank for purposes of this Section 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a demonstrably reasonable basis.

     Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

     (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in
Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Eurodollar Loans as provided in this Agreement; or

     (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in
Section 1.01 upon the basis of which the rate of interest for any Eurodollar Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Eurodollar Loans or to convert Loans of any other type into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

     Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful, in the reasonable opinion of any Bank, for such Bank or its Lending Office to (a) honor its obligation to make or renew any Eurodollar or Quoted Rate Loan hereunder or convert Loans of any type into Loans of such type, or (b) maintain any Eurodollar or Quoted Rate Loan hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew such Eurodollar or Quoted Rate Loan, as the case may be, and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans, in which event such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's outstanding Eurodollar or Quoted Rate Loan, as the case may be, shall be, at Borrower's election, either prepaid in accordance with Section 2.05 or converted in accordance with Section 3.04.

     Section 3.04. Certain Conversions pursuant to Sections 3.01 and 3.03. If the Fixed Rate Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 3.01 or 3.03, by reason of Borrower's failure to prepay such Loans in accordance with
Section 2.05, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 3.01(b) or 3.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.01 or 3.03 which gave rise to such conversion no longer exist:

     (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans into which the Affected Loans have been converted; and

     (b) if Eurodollar Loans are the Affected Type, all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans.

     If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01 or 3.03 which gave rise to the conversion of such Bank's Eurodollar Loans pursuant to this Section 3.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of other Banks are outstanding, such Bank's Variable Rate Loans into which its Eurodollar Loans were converted shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such other Banks' outstanding Eurodollar Loans occurring at least three (3) Banking Days after such circumstances ceased to exist, to the extent necessary so that, after giving effect thereto, all Eurodollar Loans held by other Banks and by such Bank are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

     Section 3.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable and demonstrable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

     (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of required prepayment, required conversion, acceleration or otherwise); or

     (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.04, 2.05, 2.06 or 2.13, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have paid during the same period if it had bid on the first day of the then current Interest Period for such Loan in the London interbank market (if such Loan is a Eurodollar Loan) or in any other relevant market (if such Loan is a Quoted Rate Loan) for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such Interest Period.


                ARTICLE 4.  CONDITIONS PRECEDENT.

     Section 4.01. Documentary Conditions Precedent. The obligations of the Banks to make the Loans constituting the initial borrowing are subject to the condition precedent that the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

     (a) the Notes duly executed by the Borrower;

     (b) the Authorization Letter duly executed by the Borrower;

     (c) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement;

     (d) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement and certifying that attached thereto are true and correct copies of the Borrower's certificate of incorporation and by-laws as in effect on the date thereof;

     (e) the Security Agreement duly executed by Rochester Tel together with (i) duly executed financing statements (UCC-1) in the form included in Exhibit 4.01(e) hereto (the "Financing Statements") for filing with the Secretary of State of the State of New York and the Monroe County Clerk's Office; and (ii) certified copies of searches acceptable to the Agent of the Uniform Commercial Code records of the New York Secretary of State and the Monroe County Clerk identifying all of the financing statements on file with respect to Rochester Tel in the New York Secretary of State's office and the Monroe County Clerk's Office, and indicating no prior claims and interests in any of the Collateral (as defined in the Security Agreement);

     (f) a favorable opinion of John T. Pattison, Esq., Managing
Attorney, counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit 4.01(f) and as to such other matters as the Agent or any Bank may reasonably request.

     Section 4.02. Additional Conditions Precedent. The obligations of the Banks to make any Loan (including the initial borrowing), to convert any Loans pursuant to Section 2.05 or to renew or convert any Loans pursuant to Section 2.06, shall be subject to the further conditions precedent that on the date of any such Loan, conversion or renewal the following statements shall be true:

          (a) the representations and warranties contained in
     Article 5 are true and correct on and as of the date of such Loan, conversion or renewal as though made on and as of such date, provided that the representations and warranties in
     Section 5.04 are made only as of the date of this Agreement;
     and

          (b) no Default or Event of Default has occurred and is continuing, or would result from such Loan, conversion or renewal.

          Section 4.03. Deemed Representations. Each notice of borrowing, conversion or renewal hereunder, each automatic conversion pursuant to Section 2.06(b), and acceptance by the Borrower of such conversion or renewal or of the proceeds of such borrowing, shall constitute a representation and warranty that the statements contained in Sections 4.02(a) and (b) are true and correct both on the date of such notice and as of the date of such borrowing, conversion or renewal.


           ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

     Section 5.01. Incorporation, Good Standing and Due Qualification. Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders;
(b) contravene its charter or by-laws; (c) to the extent material to the Borrower's financial condition, business, operations or properties, violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) to the extent material to the Borrower's financial condition, business, operations or properties, result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) except for the security interest in favor of the Agent on behalf of the Banks granted pursuant to the Security Agreement, result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, as long as Rochester Tel is the Borrower, or by the Borrower and its Subsidiaries, so long as R-Net is the Borrower ; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 5.03. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 5.04. Litigation. As of the date of this Agreement, other than as disclosed in Borrower's reports previously filed with the SEC under the Securities Exchange Act of 1934, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which could, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any such Subsidiary or the ability of the Borrower to perform its obligations under the Facility Documents.

     Section 5.05. Financial Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1993, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Price Waterhouse, independent certified public accountants included in Borrower's 1993 annual report to its shareholders filed with the SEC, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 1994, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity for the nine month period then ended, included in Borrower's Form 10-Q Quarterly Report for the nine months then ended, as filed with the SEC, copies of which have been furnished to each of the Banks, are complete and correct in all material respects and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance either with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements), or with the rules and regulations of the SEC. There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 1994. No information, exhibit or report furnished by the Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1993, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower or any of its Subsidiaries.

     Section 5.06. Ownership and Liens. Each of the Borrower and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in
Section 5.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder, and except for Liens not material, individually or in the aggregate, with respect to Borrower's business, properties, operations or financial condition.

     Section 5.07. Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, to the extent material to Borrower's business, properties, operations or financial condition.
     Section 5.08. ERISA. Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Banks in accordance with Section 6.08(h) hereof.


                ARTICLE 6.  AFFIRMATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall:

     Section 6.01. Maintenance of Existence. To the extent material to Borrower's business, properties, operations or financial condition, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

     Section 6.02. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

     Section 6.03. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     Section 6.04. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

     Section 6.05. Reporting Requirements. Furnish to the Agent for distribution to each of the Banks:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of Borrower's annual report to shareholders as filed with the SEC or, if Borrower does not prepare such a report, a copy of Borrower's Form 10-K Annual Report as filed with the SEC or, if Borrower does not prepare either such report, a separate document. In any such case, the report or separate document shall contain a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all either complying with the rules and regulations of the SEC, (if contained in a report filed with the SEC), or prepared in accordance with GAAP (if contained in a separate document) and accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Price Waterhouse or other independent accountants of national standing selected by the Borrower;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of Borrower's Form 10-Q Quarterly Report for such quarter as filed with the SEC, or, if Borrower does not prepare such report, a separate document. In either such case, the report or separate document shall contain a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statement of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all either complying with the rules and regulations of the SEC (if contained in a report filed with the SEC) or prepared in accordance with GAAP (if contained in a separate document) and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

     (c) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

     (d) as soon as possible, and in any event within ten days after the Borrower has actual knowledge that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

          (iii)  the institution by PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA
     Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (vi) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

          (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower and its Subsidiaries, on a consolidated basis.

     (e) promptly after the written request of any Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section
103) and each annual report filed with respect to each Plan under
Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

     (f) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports (in addition to those described above) which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, (in addition to those described above), and all registration statements which the Borrower or any such Subsidiary files with the SEC or any governmental authority which may be substituted therefor, or with any national securities exchange;

     (g) promptly after sending or filing, or other receipt thereof, copies of any material amendments or notices sent, filed or received with respect to the OMP; and

     (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.


                 ARTICLE 7.  NEGATIVE COVENANTS.

     Section 7.01. Mergers. So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, Borrower shall not merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (or enter into any agreement to do any of the foregoing), except,


     (a) for mergers and consolidations in which Borrower is the surviving entity; and

     (b) for transactions contemplated in the OMP.

provided, that, in either case, no Default or Event of Default either exists or will result therefrom.

     Section 7.02. Liens. For so long as it may be the Borrower under this Agreement, R-Net shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (a) Liens in favor of the Agent on behalf of the Banks securing the Loans hereunder;

     (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (d) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

     (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by R-Net or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (h) Liens securing obligations of such a Subsidiary to R-Net or another such Subsidiary;

     (i) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

          (i) any property subject to any of the foregoing is acquired by R-Net or any such Subsidiary either (x) in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition, or (xx) pursuant to the OMP;

          (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to R-Net or such Subsidiary acquiring the same; and

          (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon.


                 ARTICLE 8.  FINANCIAL COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, as of the end of each fiscal quarter:

     Section 8.01. Minimum Tangible Net Worth. So long as Rochester Tel is the Borrower, Rochester Tel shall maintain a Consolidated Tangible Net Worth of not less than $400,000,000. So long as R-Net is the Borrower, R-Net shall maintain a Consolidated Tangible Net Worth of not less than $220,000,000.

     Section 8.02. Leverage Ratio. The Borrower shall maintain at all times a ratio of Consolidated Funded Debt to Consolidated
Tangible Net Worth of not greater than 2 to 1.


                  ARTICLE 9.  EVENTS OF DEFAULT.

     Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

     (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for ten days;

     (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.01) in any Facility Document and such failure shall continue for 30 consecutive days;

     (d) the Borrower , so long as Rochester Tel is the Borrower, or the Borrower or any of its Subsidiaries, so long as R-Net is the Borrower, shall: (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower (and its Subsidiaries, when R-Net is the Borrower) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (e) the Borrower, so long as Rochester Tel is the Borrower, or the Borrower or any of its Subsidiaries, so long as R-Net is the Borrower: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.02 (b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

     (f) one or more judgments, decrees or orders for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against the Borrower, so long as Rochester Tel is the Borrower, or against the Borrower and/or any of its Subsidiaries, so long as R-Net is the Borrower, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

     (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.05(d) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not require payments by Borrower in excess of $2,000,000 in the aggregate; and

     (h) Any Person or group (as such term is defined pursuant to the Securities Exchange Act of 1934, and the regulations promulgated thereunder), acquires Control of Rochester Tel , during such period as either Rochester Tel or R-Net is the Borrower; or, after R-Net becomes the Borrower, Rochester Tel ceases to Control R-Net.

     Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and
(b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 9.01(e) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


   ARTICLE 10.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

     Section 10.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 10.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

     Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

     Section 10.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.08) take such action, including action as the Secured Party under the Security Agreement, with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     Section 10.04. Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may, in the course of relationships with the Borrower and its Affiliates other than those related to this Agreement, and in the course of relationships with other Persons, acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

     Section 10.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section
11.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 11.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any assignments or participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 11.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 10.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

     Section 10.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Rochester Tel, R-Net and the current and contemplated Subsidiaries of each and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Rochester Tel, R-Net or any Subsidiary of either.
Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Rochester Tel, R-Net or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone, except for the Financing Statements which shall be filed with the offices of the New York Secretary of State and the Monroe County Clerk.

     Section 10.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 10.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank having a minimum capital and surplus of $50,000,000 and having an office in New York State. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 10.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 10.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

     Section 10.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices in New York State, wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

     Section 10.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date and time as of which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon, for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily federal funds rate for such period.

     Section 10.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S.
tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     Section 10.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 10.16. Pro Rata Treatment of Loans, Etc. Except to the extent provided in Section 2.13 and as may be otherwise provided in this Agreement: (a) each borrowing under Section
2.04 shall be made from the Banks, each reduction or termination of the amount of the Commitments under Section 2.07 shall be applied to the Commitments of the Banks, and each payment of facility fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective Commitments; (b) each conversion under Section 2.05 of Loans of a particular type (but not conversions provided for by Section 3.04), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; and (c) each prepayment (but not prepayments provided for in clause (b)(ii) of Section 2.05) and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such type and Interest Period held by such Banks.

     Section 10.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, or counterclaim, or by any other means during the existence of a Default or Event of Default, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.


                   ARTICLE 11.  MISCELLANEOUS.

     Section 11.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the written consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the written consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the written consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this
Section 11.01, (e) amend the definition of the term "Required Banks" or (f) waive any of the documentary conditions precedent set forth in Section 4.01 hereof and provided, further, that any amendment of Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 11.03. Expenses. The Borrower shall pay the Agent on demand for all costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement, the other Facility Documents and the other documents to be executed contemporaneously herewith. In addition, the Borrower shall pay the Agent and the Banks on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or the Banks in connection with the performance or enforcement of this Agreement, the Notes and any other Facility Documents. The Borrower hereby indemnifies the Agent and each Bank and their respective directors, officers, employees and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages or expenses (each an "Indemnified Liability") incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any Indemnified Liability, incurred by reason of the negligence or willful misconduct of the Person to be indemnified). The Borrower agrees that any Indemnified Liability will be promptly paid to the Person to be indemnified upon the written demand of such Person.

     Section 11.04. Survival. The obligations of the Borrower under Sections 3.01, 3.05 and 11.03 shall survive the repayment of the Loans and the termination of the Commitments.

     Section 11.05. Assignment; Participations. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that neither the Borrower nor any Bank may assign or transfer its rights or obligations hereunder other than as specifically permitted in this Section 11.05. Notwithstanding the foregoing, provided that it obtains the prior written consent of the Borrower, which consent may not be unreasonably withheld or delayed, each Bank may sell participations in all or any part of its Commitment and/or Loan(s), in principal amounts aggregating at least $5,000,000, to one or more other banks or other entities, provided that the participant(s) shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Bank had not sold such participation(s). The agreement executed by such Bank in favor of any participant shall not give the participant the right to prevent such Bank from taking any action hereunder except action directly relating to (i) the extension of the Termination Date, (ii) the extension of a payment date with respect to any portion of the principal, interest or fees allocated to such participant that may be outstanding or payable hereunder, (iii) the reduction of the principal amount outstanding hereunder or (iv) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to participants (including prospective participants); provided that such Bank shall require any such prospective participant to agree to maintain the confidentiality of such information.

     (b) Notwithstanding the prohibition set forth in the first sentence of Section 11.05(a), in addition to the participations permitted under Section 11.05(a), any Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     Section 11.06. Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or facsimile transmission), or, with respect to notices given pursuant to
Section 2.08 hereof, by telephone, confirmed in writing by facsimile transmission by the close of business on the day the notice is given, delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or facsimile transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     Section 11.07. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof and shall share such payments as set forth in Section 10.17; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

     SECTION 11.08. JURISDICTION; IMMUNITIES. (a) THE AGENT, THE BANKS AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE SUPREME OR UNITED STATES FEDERAL COURT SITTING IN MONROE COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS
IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE SUPREME OR FEDERAL COURT. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE OTHER AT ITS ADDRESS SPECIFIED IN SECTION 11.06, WITH, IN BORROWER'S CASE, A COPY TO ITS CORPORATE COUNSEL. EACH PARTY AGREES THAT, SUBJECT TO ANY RIGHTS OF APPEAL, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE SUPREME OR UNITED STATES FEDERAL COURT SITTING IN MONROE COUNTY. THE BORROWER, THE AGENT AND EACH BANK WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

     (b) Nothing in this Section 11.08 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

     Section 11.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 11.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 11.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 11.13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.

     Section 11.14. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) pursuant to Section 11.05; provided, further, that, unless specifically prohibited by applicable law or court order, each Bank shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrower. Each Bank agrees to indemnify the Borrower with respect to any breach by such Bank of this Section 11.14.

     Section 11.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that any information delivered to each Bank or its subsidiaries or affiliates regarding the Borrower may be shared among such Bank and such subsidiaries and affiliates. This Section 11.15 shall survive the repayment of the Loans and the termination of the Commitments.

     Section 11.16.  Substitution of R-Net as Borrower.    In the
event that Rochester Tel transfers to its future Subsidiary, (referred to in the OMP and herein as "R-Net"), its public utility franchise for the Rochester, New York local exchange business, and certain assets related thereto, in all material respects as contemplated in the OMP and as otherwise set forth herein, Rochester Tel and R-Net shall have the right to substitute R-Net for Rochester Tel as the Borrower and Rochester Tel shall thereupon be released from all then existing and future liabilities and obligations under this Agreement and the other Facility Documents. The terms and conditions on which such substitution may be made are set forth below.

          (a) The terms R-Net and Rochester Tel are used herein for identification purposes only, as they are used in the OMP. The actual name of R-Net at the time of such transactions will be "Rochester Telephone Corp." and Rochester Tel's name at that time will be Frontier Corporation, or such other name as may be as chosen by Rochester Tel, consistent with the OMP.

          (b) R-Net shall be a corporation formed under the New York Transportation Corporations Law, authorized to operate as a transportation corporation and hold the public utility franchise for the Rochester, New York local exchange business currently held by Rochester Tel. R-Net shall be a wholly- owned Subsidiary of Rochester Tel.

          (c) On the effective date of the OMP, Rochester Tel shall have transferred to R-Net the public utility franchise currently held by Rochester Tel for the Rochester, New York local exchange business, and Rochester Tel shall have ceased, on that date, to be a telephone corporation under the provisions of the New York Public Service Law. R-Net shall succeed to all of Rochester Tel's regulatory rights, duties and responsibilities as a telephone corporation, except as provided in the OMP.

          (d) Rochester Tel shall, in exchange for shares of R-Net common stock, transfer to R-Net all of Rochester Tel's Rochester New York local exchange business, including its assets, accounts, personnel and customer base, as well as its liabilities, with the exception of the assets, accounts, personnel and liabilities retained by Rochester Tel pursuant to paragraph I.A.2. of the OMP or transferred to other entities pursuant to paragraphs I.C.3.
and I.E. of the OMP. The assets so transferred shall include all of the assets of Rochester Tel that are subject to the security interest created by the Security Agreement. All items so transferred to R-Net shall be reflected on its books in the amounts that they had been reflected on the books of Rochester
Tel immediately prior to the transfer. R-Net shall, at the time of its substitution as Borrower, deliver to the Agent, for delivery to the Banks, a pro-forma balance sheet of R-Net reflecting the transfers contemplated in this Section as of the effective date of the transfer. Such balance sheet shall show R-Net's Consolidated Tangible Net Worth to be not less than $220,000,000 and its ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth to be not greater than 2 to 1.

          (e) R-Net shall execute and deliver to the Agent, for delivery to each Bank, a Note payable to such Bank, which Note will be substantially identical to that delivered by Rochester
Tel to such Bank, with the exception that the maker will be R-Net. Each Bank shall, as soon as practicable after receiving its R-Net Note and the other documents provided for in this Section 11.16, return to Rochester Tel the Note executed by Rochester
Tel.

          (f) R-Net and Rochester Tel must each execute and deliver to the Agent, for delivery to each Bank, a Certificate of Adoption, in the form of Exhibit 11.16, containing representations and warranties to the effect (i) that the transfer from Rochester Tel to R-Net of Rochester Tel's public utility franchise and assets as described above has been accomplished in all material respects in accordance with the OMP,
(ii) that R-Net's capital structure is not materially different from and adverse to that set forth in Exhibit 11.16(f), (iii) that there has been no material adverse change in such business, assets or financial condition from that contemplated in the OMP,
(iv) as of the date of the certificate and as of the date of the substitution, no Default or Event of Default has occurred and is continuing, and (v) no Default or Event of Default will result from R-Net's substitution for Rochester Tel as Borrower. All of such representations and warranties shall in fact be true in all material respects as of the dates of the certificate and of the substitution. In addition, the Certificate of Adoption shall provide that R-Net assumes (x) all rights, duties, liabilities and obligations of Rochester Tel under this Agreement, including all liability for all unpaid principal, interest and fees on all outstanding Loans, and all other amounts owing by Rochester Tel pursuant to this Agreement, the Notes, and all other Facility Documents and (xx) all rights, duties, liabilities and obligations as Borrower under this Agreement, the Notes and all other Facility Documents.

          (g) R-Net must execute a copy of the Security Agreement in the blank provided after the signature page thereof, evidencing its adoption of such agreement, along with new
Financing Statements showing R-Net as the Debtor, and deliver them to the Agent.

          (h) R-Net must deliver a favorable opinion of John T.
Pattison, Esq., Managing Attorney, dated the date of the substitution, in substantially the form of Exhibit 11.16(h) and as to such other matters as the Agent or any Bank may reasonably request.

          (i) Upon the Agent's receipt of the documents and instruments described in Section 11.16 (e) through (h), in form reasonably acceptable to the Agent, R-Net shall thereupon succeed to all of the rights under this Agreement of Rochester Tel, as Borrower, and shall assume all of the Borrower's liability and responsibility for all then outstanding Loans and all other liabilities of the Borrower under this Agreement, the Notes and the other Facility Documents; and Rochester Tel shall thereupon have no further rights, and it shall be released from all existing and future liabilities and obligations, as Borrower under this Agreement, the Notes and all other Facility Documents.

     Section 11.17.  Release of Security Agreement.  The Security
Agreement and the security interest created thereby shall be terminated and of no further force or effect in the event that the aggregate amount of the Commitments are reduced to $100,000,000 or less, provided that no Default or Event of Default then exists.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            ROCHESTER TELEPHONE CORPORATION

                                /s/ Louis L. Massaro
                            By ------------------------
                              Name: Louis L. Massaro
                              Title:Corporate Vice President-
                                    Finance

                            Address for Notices:

                            180 S. Clinton Avenue
                            Rochester, New York 14646
                            Telephone:  (716) 777-7729
                            Facsimile:  (716) 325-7639

                            AGENT:
                            THE CHASE MANHATTAN BANK, N.A.

                                /s/ Benedict A. Smith
                            By:------------------------
                              Name: Benedict A. Smith
                              Title:Vice President

                            Address for Notices:

                            New York Agency
                            4 Chase Metro Tech Center
                            13th Floor
                            Brooklyn, New York 11245
                            Telephone:
                            Facsimile:

                            BANKS:
                            THE CHASE MANHATTAN BANK, N.A.

                                /s/ Benedict A. Smith
                            By:-----------------------------
                              Name: Benedict A. Smith
                              Title:Vice President


                          Lending Office and Address for Notices:
                            1 Chase Square
                            Rochester, New York 14643
                            Attn: Benedict A. Smith
                            Telephone:  (716) 258-5669
                            Facsimile:  (716) 258-4258

                            BANKS:
                            CHEMICAL BANK

                                /s/ Bradley H. Goddard
                            By:----------------------
                              Name: Bradley H. Goddard
                              Title:Vice President

                         Lending Office and Address for Notices:
                            300 Linden Oaks
                            Rochester, New York 14625
                            Attn:  Brian R. Maloney
                            Telephone:  (716) 387-3624
                            Facsimile:    (716) 586-2749

                            BANKS:
                            UNION BANK OF SWITZERLAND

                               /s/ Paul R. Morrison
                            By:--------------------------
                              Name: Paul R. Morrison
                              Title:Asst. Vice President

                               /s/ Dieter Hoeppl
                            By:--------------------------
                              Name: Dieter Hoeppl
                              Title:Vice President

                         Lending Offices and Address for Notices:
                            299 Park Avenue
                            New York, New York 10171-0026
                            Attn:  Paul R. Morrison
                            Telephone:  (212) 821-3358
                            Facsimile:  (212) 821-3383

                            BANKS:
                            MARINE MIDLAND BANK

                               /s/ Ellen M. Wayne
                            By:--------------------------
                              Name:Ellen M. Wayne
                              Title:Vice President

                         Lending Offices and Address for Notices:
                            One Marine Midland Plaza
                            Rochester, New York 14639
                            Attn:  Ellen M. Wayne
                            Telephone:  (716) 238-7286
                            Facsimile:  (716) 238-7992

                            BANKS:
                            NATIONSBANK OF TEXAS, N.A.

                                /s/ Doug Stuart
                            By:--------------------------
                              Name: Doug Stuart
                              Title:Vice President

                         Lending Offices and Address for Notices:
                            901 Main Street, 64th Floor
                            Dallas, Texas 75202
                            Attn:  Chad Coben
                            Telephone:  (214) 508-0988
                            Facsimile:    (214) 508-9390

                            BANKS:
                            PNC BANK, National Association

                               /s/ Karen M. Wolters
                            By:--------------------------
                              Name: Karen M. Wolters
                              Title:Vice President

                         Lending Offices and Address for Notices:
                            Broad & Chestnut Streets
                            Philadelphia, Pennsylvania  19110
                            Attn:  Karen M. Wolters
                            Telephone:  (215) 585-6376
                            Facsimile:    (215) 585-6680

                            BANKS:
                            MANUFACTURERS AND TRADERS
                             TRUST COMPANY

                                /s/ John P. Chantra
                            By:--------------------------
                              Name: John P. Chantra
                              Title: Vice President

                         Lending Offices and Address for Notices:
                            44 Exchange Street
                            P.O. Box 22900
                            Rochester, New York 14692
                            Attn:  John P. Chantra
                            Telephone:  (716) 258-8218
                            Facsimile:    (716) 325-5105

                           EX. 2.02

                         PROMISSORY NOTE


$160,000,000                                   December ___, 1994


     ROCHESTER TELEPHONE CORPORATION [R-Net] (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of THE CHASE MANHATTAN BANK, N.A., at 4 Chase Metro Tech Center, 13th Floor, New York, New York 11245 (the "Agent'), for the account of the appropriate Lending Office of the Bank, the principal sum of ($160,000,000) or, if less, the amount loaned by the Bank to the Borrower [or, in the case of R-Net, assumed by the Borrower] pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

     The date and amount of each type of Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of December ___, 1994 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                            ROCHESTER TELEPHONE CORP.
                            [R-Net]


                            By:_______________________________
                              Name:
                              Title:


          Amount       Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                         EX. 4.01(b)


                        December --, 1994



The Chase Manhattan Bank, N.A., as Agent
One Chase Square
Rochester, New York 14643
Attn:  Benedict A. Smith

     Re:  Credit Agreement dated as of December 19, 1994 (the
          "Credit Agreement") among Rochester Telephone
          Corporation, the Banks named therein (the "Banks"), and The Chase Manhattan Bank, N.A., as Agent for the Banks

Ladies and Gentlemen:

     In connection with the captioned Credit Agreement, we hereby designate to you and to each of the Banks, any one of the following persons to give to you and any Bank instructions, including notices required pursuant to the Credit Agreement, orally or by telephone or facsimile:

          NAME (Typewritten)
          --------------------------
          --------------------------
          --------------------------
          --------------------------

     Instructions may be honored on the oral, telephonic or facsimile instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you and each Bank to whom any such instructions are directed, with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any facsimile which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you or such Bank, but your and such Bank's responsibility with respect to any instruction shall not be affected by your or such Bank's failure to receive such confirmation or by its contents.

     You and each of the Banks shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which any of you in good faith believe to have been given by any person designated above, and in no event shall any of you be liable for special, consequential or punitive damages. In addition, we agree to hold each of you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to any of you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

     Upon notice to us, you or any Bank may, at your or its option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you or such Bank in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

     Please provide a copy of this letter to each of the Banks, on receipt of which each Bank will be entitled to rely on the designations, agreements and other provisions hereof. We will promptly notify you, for transmission to each of the Banks, in writing of any change in the persons designated above and, until you and each Bank have actually received such written notice and have had a reasonable opportunity to act upon it, you and each such Bank are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                            Very truly yours,

                            ROCHESTER TELEPHONE CORPORATION



                            By:______________________________
                              Name:
                              Title:

                          EX. 4.01(e)


                        SECURITY AGREEMENT


     This Security Agreement is entered into as of the 19th day of December, 1994, by and between THE CHASE MANHATTAN BANK, N.A., as Agent, a national banking association, with an address at 4 Chase Metro Tech Center, 13th Floor, Brooklyn, New York 11245, (the "Secured Party") acting as Agent on behalf of THE CHASE MANHATTAN BANK, N.A., CHEMICAL BANK, UNION BANK OF SWITZERLAND, MARINE MIDLAND BANK, NATIONSBANK OF TEXAS, N.A., PNC BANK, NATIONAL ASSOCIATION and MANUFACTURERS AND TRADERS TRUST COMPANY (collectively, the Banks), and ROCHESTER TELEPHONE CORPORATION, a New York corporation with an address at 180 S. Clinton Avenue, Rochester, New York 14646, the ("Debtor").

                            ARTICLE I
                           DEFINITIONS

     All words and terms used in this Agreement shall have the meanings as set forth in the following Sections; and where not otherwise defined herein, they shall be deemed to have the meanings accorded to them in the New York Uniform Commercial
Code, as amended from time to time (the "UCC").
     Section 1.1 "Agreement" shall mean this Security Agreement and all documents and instruments executed and delivered in conjunction herewith.
     Section 1.2 "Collateral" shall mean the property subject to the security interest created by this Agreement, being all of the Debtor's personal property described below, wherever located, now owned or hereafter acquired, and the proceeds thereof:
          (a) All of Debtor's Equipment (as defined in Section 9-109(2) of the UCC), consisting of central office (switching locations) equipment, and outside plant, property, and equipment, located in Monroe County, New York, all attachments, accessories, parts or tooling related thereto and all replacements for the foregoing, in each case now existing or hereafter acquired, and the proceeds thereof (the "Equipment");
          (b) All of Debtor's Insurance with respect to Equipment against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired and the proceeds thereof (collectively, the "Insurance");
          (c) All of Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Section (a) above.
     Section 1.3 "Credit Agreement" means the Credit Agreement dated as of December 19, 1994 among Debtor, the Agent and the Banks, and unless otherwise specifically provided in this Agreement, the terms defined in the Credit Agreement are used herein as so defined.
     Section 1.4 "Obligations" shall mean any and all liabilities and obligations of the Debtor to the Secured Party and the Banks, whether now existing or hereafter incurred, pursuant to or represented by the Credit Agreement, the Notes and the other Facility Documents.

                            ARTICLE II
                        SECURITY INTEREST

     As security for the payment of the Obligations of the Debtor, the Debtor hereby grants to Secured Party, as Agent for the Banks, and to the Banks, a security interest in the Collateral and agrees that such security interest has attached and shall continue until terminated as provided in Section 11.17 of the Credit Agreement or by a written agreement executed by Secured Party.

                           ARTICLE III
     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR

     The Debtor represents, warrants and covenants, to the Agent and the Banks and shall be deemed to do so continually as long as this Agreement shall remain in force, that:
     Section 3.1 Ownership of Collateral. It is the owner of the Collateral, with good, marketable and indefeasible title thereto, free of all liens, security interests, claims, liabilities, mortgages, leases, pledges, encumbrances, restrictions, charges or imperfections of title whatsoever, except as set forth in Schedule A to the Agreement and for the security interest of the Secured Party.
     Section 3.2 Authority. The Debtor is authorized to enter into and implement this Agreement and has taken all necessary actions, corporate or otherwise, in relation to such authorization.
     Section 3.3 Location of Collateral. The Debtor is engaged in business at the address stated above and at other locations in Monroe County, New York; and the Collateral and all Debtor's records relating to the Collateral shall not be removed from Monroe County without the prior written consent of the Secured Party. Debtor shall immediately advise Secured Party in writing of the opening of any place of business in Monroe County, the closing of any existing office or place of business in Monroe County or any other change of any office or place of business of Debtor in Monroe County.
     Section 3.4 Payment of Obligations. The Debtor shall pay or otherwise satisfy all Obligations, when the same shall become due, by acceleration or otherwise.
     Section 3.5 Maintenance of Collateral. The Debtor shall continually take such steps as may be necessary and prudent to protect the interest of Secured Party in the Collateral including, but not limited to the following:
          (a) Maintain separate books and records relating to the Collateral satisfactory to Secured Party and allow Secured Party or its representatives access to such records and the Collateral at all reasonable times for the purpose of examination, verification, copying, extracting and other reasonable purposes as Secured Party may require;
          (b) Execute and deliver to Secured Party such financing statements and/or other and further documentation as Secured
Party may, in its sole discretion, deem necessary or advisable in order to evidence, effectuate or perfect its security interest in the Collateral;
          (c) Defend the Collateral against all claims and demands of third parties at any time claiming the same or any interest therein;
          (d) The Debtor will not without prior written consent of Secured Party sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise, except for transfers anticipated by the OMP and for the sale or replacement of Collateral in the ordinary course of business;
          (e) Notify Secured Party in the event of material loss or damage to the Collateral or of any material adverse change in the Collateral, or of any other occurrences which could materially and adversely affect the security of Secured Party in the Collateral;
          (f) Pay all expenses incurred in the delivery, storage or other handling of the Collateral and all taxes which are or may become a lien on the Collateral, promptly when due, and in any event reimburse Secured Party, on demand, for any expenses which it might incur in satisfying such expenses or taxes, which Secured Party, in its sole discretion, deems necessary in order to protect the Collateral; and
          (g) Maintain insurance on the Collateral of such types, coverage, form and amount as is usually carried on similar property by similar enterprises, and shall supply Secured Party with certificates as to the continuance of such insurance, at its request. In the event the Debtor fails to maintain such insurance, the same may be maintained by Secured Party, at its option, and the Debtor shall reimburse Secured Party for the cost thereof, on demand. Insurance proceeds received by Secured Party during the existence of a Default or an Event of Default under the Credit Agreement, or of an event of default under this Agreement, may be applied by it against the Obligations, whether or not then due, and/or to the replacement, restoration or repair of the Collateral, as Secured Party may determine in its discretion. Debtor shall timely make, file, settle and adjust all claims under all such insurance, provided, that during the existence of a Default or an Event of Default under the Credit Agreement, or of an event of default under this Agreement, Secured Party shall have the right at its election, to do so directly or to direct the Debtor in taking such action.
     Section 3.6 Reimbursement to Secured Party. All expenses of Debtor paid by Secured Party pursuant to paragraphs (f) or (g) of Section 3.5 shall be reimbursed by Debtor on demand, shall be Obligations secured hereby, and shall bear interest, payable on demand, from the date of Secured Party's payment of such expenses until payment in full is made by Debtor, at the highest rate charged from time to time on any of the Obligations.

                            ARTICLE IV
                        EVENTS OF DEFAULT

     Any of the following events or occurrences shall constitute an "event of default" under this Agreement:
          (a) The occurrence of an Event of Default under the Credit Agreement;
          (b) The attachment or restraint of a material portion of the Collateral or the same being subject at any time to any mandatory court order or other legal process;
          (c) The failure of the Debtor to perform any of its material duties as specified in, or the material breach of any representation, warranty or covenant contained in or made pursuant to, this Agreement.

                            ARTICLE V
                     RIGHTS OF SECURED PARTY

     Section 5.1 General Rights. The rights of Secured Party shall at all times be those of a secured party under the New York UCC; and without limiting the generality of the foregoing, Secured Party shall have the additional rights set forth in this Article.
     Section 5.2 Rights on Default. Upon the occurrence of any event of default, in addition to and without limiting any rights Secured Party may have under any agreement, document or instrument evidencing or representing any Obligation or executed in connection with any Obligation, Secured Party may declare any or all of the Obligations to be immediately due and payable, and the rights and remedies of Secured Party with respect to the Collateral shall be as set forth herein, in the UCC and as otherwise available under applicable law.
     Section 5.3 Realization Upon the Collateral. On the occurrence of an event of default, in the event Secured Party determines that the Collateral should be sold to satisfy all or any part of the Obligations, Secured Party may dispose of the Collateral in whole or part at public or private sale, and any notice required to be given to the Debtor shall be deemed reasonable if in writing and given to the Debtor at its address as stated above, thirty (30) days before the proposed sale. The Debtor shall remain liable for any deficiency.
     Section 5.4 Expense of Collection and Sale. The Debtor agrees to pay all costs and expenses incurred by Secured Party in determining its rights under, and in enforcing and collecting the Obligations, and in determining its rights under and enforcing the security interests created by this Agreement, including, but without limitation, costs and expenses relating to taking, holding, insuring, preparing for sale, appraising, selling or otherwise realizing on the Collateral, and reasonable attorneys' fees in connection with any of the foregoing. All such costs and expenses shall be payable on demand, shall be Obligations secured hereby, and shall bear interest, payable on demand, from the date of Secured Party's payment of such costs and expenses until payment in full is made by Debtor, at the highest rate charged from time to time on any of the Obligations.
     Section 5.5 Application of Proceeds. Proceeds realized by Secured Party from the sale or disposition of any or all of the Collateral pursuant to this Agreement may be applied by Secured Party among the Obligations in the manner prescribed by the Credit Agreement.
     Section 5.6 Insurance Proceeds. Any insurance proceeds received by Secured Party may be applied by it against the Obligations.

                            ARTICLE VI
                          MISCELLANEOUS

     Section 6.1 Waivers. The Debtor expressly waives notice of nonpayment, demand, presentment, protest or notice of protest in relation to the Obligations or the Collateral. No delay or omission of Secured Party in exercising or enforcing any of its rights, powers, privileges, options or remedies under this Agreement shall constitute a waiver thereof, and no waiver by Secured Party of any default by the Debtor shall operate as a waiver of any other default. This Agreement constitutes the entire agreement between the Debtor and Secured Party with respect to the security interest created and supersedes all prior written or oral communications or understandings with respect to the subject matter hereof. No term or provision of this Agreement shall be waived, altered or modified except by written amendment signed by the parties. All rights and remedies of Secured Party under this Agreement shall be cumulative and not alternative or exclusive, may be exercised by Secured Party at such time or times and in such order as Secured Party, in its sole discretion, may determine, and are for the sole benefit of Secured Party. The exercise or failure to exercise such rights and remedies shall not result in liability to the Debtor or others except in the event of willful misconduct or bad faith by Secured Party, and in no event shall Secured Party be liable for more than it actually receives as a result of the exercise or failure to exercise such rights and remedies.
     Section 6.2 Successors and Survival. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns, and shall remain in force and effect until terminated by written agreement of the parties. All representations, warranties and covenants shall survive the execution hereof.
     Section 6.3 Notices. Any notices under or pursuant to this Agreement shall be in writing and shall be delivered in the same manner as is provided in Section 11.06 of the Credit Agreement.
     Section 6.4 Headings. The headings of Articles and Sections in this Agreement are for convenience only. They form no part of this Agreement and shall not affect its interpretation.
     Section 6.5 Severability. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.
     Section 6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within New York State, without giving effect to conflict of laws principles.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                            ROCHESTER TELEPHONE CORPORATION



                            By: _________________________

                            Its:_________________________


                            THE CHASE MANHATTAN BANK, N.A.



                            By: _________________________

                            Its:_________________________

               ROCHESTER TELEPHONE CORP. ACCEPTANCE


     Terms defined in the Credit Agreement are used herein as so defined.

     As described in a certain Certificate of Adoption of even date herewith executed in favor of the Agent and each Bank, Frontier Corporation (formerly known as Rochester Telephone Corporation), the Debtor, has transferred to Rochester Telephone Corp. all of Frontier Corporation's Rochester, New York local exchange telephone business, including its assets, accounts, personnel and customer base, as well as its liabilities, with the exception of those items which were not transferred pursuant to the OMP. The assets so transferred include all of the assets of Frontier Corporation that are subject to the security interest created by the foregoing Security Agreement. Pursuant to the Certificate of Adoption, Rochester Telephone Corp. has replaced Frontier Corporation as Borrower pursuant to the Credit Agreement and has received all of the Collateral from Frontier Corporation subject to the security interest created by the Security Agreement. By its signature set forth below, Rochester Telephone Corp. hereby (i) makes to the Agent and to each Bank all of the representations and warranties set forth in Article III of the Security Agreement, and (ii) assumes and accepts all of the rights, duties and obligations of the Debtor pursuant to the Security Agreement and agrees that all of the Collateral continues to be subject to the security interest created thereby and that Rochester Telephone Corp. will perform all of the duties and obligations of the Debtor set forth in the Security Agreement. Included among such duties and obligations are the Debtor's obligations under Section 3.5(b) of the Security Agreement to execute and deliver to Secured Party such financing statements and/or other and further documentation as Secured Party may, in its sole discretion, deem necessary or advisable in order to evidence, effectuate or perfect its security interest in the Collateral; and Rochester Telephone Corp. delivers herewith to the Agent financing statements, containing the Collateral description in the form attached to the Security Agreement, executed by Rochester Telephone Corp. as Debtor.

                                  ROCHESTER TELEPHONE CORP.


                                  By:_____________________________

                                  Its:_____________________________

                           SCHEDULE A

                 TITLE EXCEPTIONS AND OTHER LIENS


     The Collateral is or may be subject to the security interests identified in the ____ page Uniform Commercial Code search attached to this Schedule A. Debtor hereby represents and warrants to the Agent and to each of the Banks that the aggregate book value of all Collateral subject to such security interests does not exceed 31% of the total book value of all of the Collateral and that each such security interest complies with
Section 7.02 of the Credit Agreement.

             SCHEDULE A TO UCC-1 FINANCING STATEMENT



All of the Debtor's personal property described below, wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:

(a) All of Debtor's Equipment (as defined in Section 9-109(2) of the UCC), consisting of central office (switching locations) equipment, and outside plant, property and equipment, located in Monroe County, New York, all attachments, accessories, parts or tooling relating thereto and all replacements for the foregoing, in each case now owned or hereafter acquired, and the proceeds thereof (the "Equipment");

(b) All of Debtor's Insurance with respect to Equipment against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired, and the proceeds thereof
     (collectively, the "Insurance");

(c) All of Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Section (a) above.

                           EX. 4.01(f)

 (Letterhead of John T. Pattison, Esq., counsel to the Borrower)


                         [Closing Date]



The Chase Manhattan Bank, N.A.
1 Chase Square
Rochester, New York 14643

[other Banks]

Ladies and Gentlemen:

     I have acted as counsel to Rochester Telephone Corporation (the "Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of December 19, 1994 among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank, N.A. as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

     In connection with this opinion, I have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

     Based upon the foregoing, I am of the opinion that:

     1. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     2. The execution, delivery and performance by the Borrower of the Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, except for a Lien in favor of the Agent, on behalf of the Banks; or (f) cause the Borrower (or any Subsidiary or affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     3. Each Facility Document is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     4. To the best of my knowledge (after due inquiry), except as disclosed in Borrower's reports filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or of any such Subsidiary or the ability of the Borrower to perform its obligations under the Facility Documents.


                            Very truly yours,

                           EX. 11.16

                     CERTIFICATE OF ADOPTION


     Each of the undersigned hereby certifies to THE CHASE MANHATTAN BANK, N.A., CHEMICAL BANK, UNION BANK OF SWITZERLAND, MARINE MIDLAND BANK, NATIONSBANK OF TEXAS, N.A., PNC BANK, NATIONAL ASSOCIATION and MANUFACTURERS AND TRADERS TRUST COMPANY (each a "Bank"), and to THE CHASE MANHATTAN BANK, N.A., as Agent for the Banks (the "Agent"), pursuant to Section 11.16 of the Credit Agreement dated as of December 19, 1994 among ROCHESTER TELEPHONE CORPORATION, the Banks and the Agent (such Credit Agreement being hereinafter referred to as the "Credit
Agreement", and except as otherwise herein provided, the terms defined in the Credit Agreement being used herein as so defined), as follows:
     1. Rochester Telephone Corporation has changed its name to Frontier Corporation.
     2. R-Net is a corporation formed pursuant to the New York Transportation Corporations Law under the name of Rochester Telephone Corp., and it is authorized to operate as a transportation corporation and hold the public utility franchise for the Rochester, New York local exchange telephone business previously held by Frontier Corporation. Rochester Telephone Corp. is a wholly owned subsidiary of Frontier Corporation.
     3. The execution, delivery and performance by Frontier Corporation of the OMP have been duly authorized by all necessary corporate action and the OMP became effective on ________________, 1995. The OMP has not been amended since the date of the Credit Agreement except as described in Exhibit 3 hereto. Frontier Corporation has transferred to Rochester Telephone Corp. the public utility franchise previously held by Frontier Corporation for the Rochester, New York local exchange telephone business, and Frontier Corporation has ceased to be a telephone corporation under the provisions of the New York Public Service Law. Rochester Telephone Corp. has succeeded to all of Frontier Corporation's regulatory rights, duties and responsibilities as a telephone corporation under New York law, except as otherwise provided in the OMP.
     4. Frontier Corporation has, in exchange for shares of Rochester Telephone Corp. common stock, transferred to Rochester Telephone Corp. all of Frontier Corporation's Rochester, New York local exchange telephone business, including its assets, accounts, personnel and customer base, as well as its liabilities, with the exception of the assets, accounts, personnel and liabilities retained by Frontier Corporation pursuant to paragraph 1.A.2. of the OMP or transferred to other entities pursuant to paragraphs 1.C.3. and 1.E. of the OMP. The assets so transferred include all of the assets of Frontier Corporation that are subject to the security interest created by the Security Agreement. All items so transferred to Rochester Telephone Corp. are reflected on its books in the amounts that had been reflected on the books of Frontier Corporation immediately prior to the transfer.
     5. Attached to this Certificate is a pro forma balance sheet of Rochester Telephone Corp. reflecting the asset and liability transfers contemplated in this paragraph as of the effective date of the transfer. Such balance sheet shows Rochester Telephone Corp.'s Consolidated Tangible Net Worth to be not less than $220,000,000 and its ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth to be not greater than 2 to 1. Such pro forma balance sheet completely and accurately sets forth the information purported to be set forth therein, and has been prepared in accordance with GAAP.
     6. Rochester Telephone Corp. has executed and delivered to the Agent, for delivery to each Bank, a Note payable to such Bank, which Note is identical to that delivered by Frontier Corporation to such Bank, with the exception that the Maker is Rochester Telephone Corp. and not Frontier Corporation.
     7. Each of the undersigned hereby represents and warrants to each of you as follows:
          A. The transfer from Frontier Corporation to Rochester Telephone Corp. of Frontier Corporation's public utility franchise and assets as described above has been accomplished in all material respects in accordance with the OMP.
          B. Rochester Telephone Corp.'s capital structure is not materially different from and adverse to that set forth in
Exhibit 11.16(f) to the Credit Agreement.
          C. There has been no material adverse change in Frontier Corporation's Rochester, New York local exchange telephone business, assets or financial condition from that contemplated in the OMP.
          D. As of the date of this Certificate, no Default or Event of Default has occurred and is continuing.
          E. No Default or Event of Default will result from Rochester Telephone Corp.'s substitution for Frontier Corporation as Borrower pursuant to the Credit Agreement.
          F. Attached hereto is a true and correct copy of Rochester Telephone Corp.'s Certificate of Incorporation and By-Laws as in effect on the date hereof.
          G. Each of the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.06, 5.07 and 5.08 of the
Credit Agreement, is true and correct on and as of the date hereof, assuming that the Borrower referred to in each such representation and warranty is Rochester Telephone Corp.
          H. There are no actions, suits or proceedings pending or, to the knowledge of either of the undersigned, threatened, against or affecting Rochester Telephone Corp. or any of its Subsidiaries before any court, governmental agency or arbitrator, which could, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of Rochester Telephone Corp. or any such Subsidiary, or the ability of Rochester Telephone Corp. to perform its obligations under the Facility Documents.
     8. Delivered herewith is a copy of the Security Agreement executed by Rochester Telephone Corp. in the blank provided after the signature page thereof, evidencing its adoption of such agreement, along with new Financing Statements showing Rochester Telephone Corp. as the Debtor.
     9. Delivered with this Certificate is an opinion of John T. Pattison, Esq., managing attorney, dated the date hereof, in substantially the form of Exhibit 11.16(h).
     10. On and as of the date hereof, in consideration for the substitution of Rochester Telephone Corp. for Frontier
Corporation as the Borrower pursuant to Section 11.16 of the Credit Agreement, and in consideration for Rochester Telephone Corp.'s assumption of all of the rights and benefits of the Borrower thereunder, Rochester Telephone Corp. hereby assumes (i) all duties, liabilities and obligations of Frontier Corporation under the Credit Agreement, including all liability for all unpaid principal, interest and fees owed thereunder on the date hereof, and all other amounts owing by Frontier Corporation pursuant to the Credit Agreement, the Notes, and all other Facility Documents, and (ii) all duties, liabilities and obligations as Borrower under the Credit Agreement, the Notes and all other Facility Documents. The foregoing assumption shall become effective upon the Agent's execution of a copy of this Certificate of Adoption in the blank provided after the close hereof, affirming, on behalf of the Banks and itself, in accordance with the written instructions of each of the Banks, that Rochester Telephone Corp. has been accepted by the Banks and the Agent as the Borrower pursuant to the Credit Agreement, and has therefore succeeded to all of the rights of the Borrower under and pursuant to the Credit Agreement, the Notes, and all other Facility Documents, and that Frontier Corporation shall thereupon have no further rights, and is thereby released from all existing and future liabilities and obligations, as Borrower under the Credit Agreement, the Notes, and all other Facility Documents.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Adoption as of the ____ day of January, 1995.


                             ROCHESTER TELEPHONE CORP.


                             By:_____________________________

                             Its:______________________________


                             FRONTIER CORPORATION


                             By:_____________________________

                             Its:_____________________________

                       AGENT'S ACCEPTANCE


     As required by paragraph 10 of the foregoing Certificate, the undersigned, as Agent for each of the Banks and in accordance with the written instructions of each of the Banks, hereby accepts Rochester Telephone Corp. as the Borrower pursuant to the Credit Agreement, with the effect that Rochester Telephone Corp. has succeeded to all of the rights of the Borrower under and pursuant to the Credit Agreement, the Notes and all other
Facility Documents. The undersigned further affirms that Frontier Corporation shall hereafter have no further rights, and it is hereby released from all existing and future liabilities and obligations, as Borrower under the Credit Agreement, the Notes and all other Facility Documents. On behalf of the Banks, the undersigned agrees to deliver the Notes of Frontier Corporation to Frontier Corporation as soon as practicable after the date hereof.


                                  THE CHASE MANHATTAN BANK, N.A.,
                                  AS AGENT FOR THE BANKS


                                  By:______________________________

                                  Its:______________________________

                       EX. 11.16(f)


                    R-Net Financial Structure

          Open Market Plan Capital Structure Provisions


1.   R-Net Capital Structure:

                                   Dollars   Percent

          Long-Term Debt           $160M      40.3%
          Customer Deposit            2M         0.5%
          Common Equity             235M      59.2%

          Total Capitalization     $397M     100.0%

2.   Long-Term debt for R-Net may not exceed 40.37% of Total
Capitalization.

                        EX. 11.16(h)

 (Letterhead of John T. Pattison, Esq., counsel to the Borrower)


                         [Closing Date]



The Chase Manhattan Bank, N.A.
1 Chase Square
Rochester, New York 14643

[other Banks]

Ladies and Gentlemen:

     I have acted as counsel to Rochester Telephone Corporation ("Rochester Tel") and {R-Net} ("R-Net" and "Borrower") in connection with the execution and delivery by each of the documents and instruments described below (the "Adoption Documents"), for the purpose of replacing Rochester Tel with R-Net as the Borrower pursuant to Section 11.16 of that certain Credit Agreement (the "Credit Agreement") dated as of December 19, 1994 among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank, N.A. as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

[List Documents]

     In connection with this opinion, I have examined executed copies of the Adoption Documents and such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

     Based upon the foregoing, I am of the opinion that:

     1. Borrower is a corporation duly incorporated, validly existing and in good standing under the Transportation Corporation Law of the State of New York, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     2. The execution, delivery and performance by Rochester Tel and R-Net of the Adoption Documents executed by each have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by it, except for a Lien in favor of the Agent, on behalf of the Banks; or (f) cause it (or any Subsidiary or affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     3. Each Adoption Document is a legal, valid and binding obligation of Rochester Tel and R-Net, as the case may be, enforceable against it in accordance with its terms, and each Facility Document is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except in each case to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     4. To the best of my knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or of any such Subsidiary or the ability of the Borrower to perform its obligations under the Facility Documents and the Adoption Documents.

     5. R-Net is a wholly-owned Subsidiary of Rochester Tel and is authorized to operate as a transportation corporation and hold the public utility franchise for the Rochester, New York local exchange business previously held by Rochester Tel. Pursuant to the OMP, Rochester Tel has transferred to R-Net such public utility franchise previously held by Rochester Tel for the Rochester, New York local exchange business, and R-Net has succeeded to all of Rochester Tel's regulatory rights, duties and responsibilities as a telephone corporation, except as otherwise provided in the OMP. Rochester Tel has, in exchange for shares of R-Net common stock, transferred to R-Net all of Rochester Tel's Rochester New York local exchange business, including its assets, accounts, personnel and customer base, as well as its liabilities, with the exception of the assets, accounts, personnel and liabilities retained by Rochester Tel pursuant to paragraph I.A.2. of the OMP or transferred to other entities pursuant to paragraphs I.C.3. and I.E. of the OMP. The assets so transferred include all of the assets of Rochester Tel that are subject to the security interest created by the Security Agreement.





                              Very truly yours,

                     CERTIFICATE OF ADOPTION


     Each of the undersigned hereby certifies to THE CHASE MANHATTAN BANK, N.A., CHEMICAL BANK, UNION BANK OF SWITZERLAND, MARINE MIDLAND BANK, NATIONSBANK OF TEXAS, N.A., PNC BANK, NATIONAL ASSOCIATION and MANUFACTURERS AND TRADERS TRUST COMPANY (each a "Bank"), and to THE CHASE MANHATTAN BANK, N.A., as Agent for the Banks (the "Agent"), pursuant to Section 11.16 of the Credit Agreement dated as of December 19, 1994 among ROCHESTER TELEPHONE CORPORATION, the Banks and the Agent (such Credit Agreement being hereinafter referred to as the "Credit Agreement", and except as otherwise herein provided, the terms defined in the Credit Agreement being used herein as so defined), as follows:
     1. Rochester Telephone Corporation has changed its name to Frontier Corporation.
     2. R-Net is a corporation formed pursuant to the New York Transportation Corporations Law, under the name R-Net Corp., and it is authorized to operate as a transportation corporation and hold the public utility franchise for the Rochester, New York local exchange telephone business previously held by Frontier Corporation. R-Net Corp. is a wholly owned subsidiary of Frontier Corporation.
     3. The execution, delivery and performance by Frontier Corporation of the OMP have been duly authorized by all necessary corporate action and the OMP became effective on January 1, 1995. The OMP has not been amended since the date of the Credit Agreement except as described in Exhibit 3 hereto. Frontier Corporation has transferred to R-Net Corp. the public utility franchise previously held by Frontier Corporation for the Rochester, New York local exchange telephone business, and Frontier Corporation has ceased to be a telephone corporation under the provisions of the New York Public Service Law. R-Net Corp. has succeeded to all of Frontier Corporation's regulatory rights, duties and responsibilities as a telephone corporation under New York law, except as otherwise provided in the OMP.
     4. Frontier Corporation has, in exchange for shares of R-Net Corp. common stock, transferred to R-Net Corp. all of Frontier Corporation's Rochester, New York local exchange telephone business, including its assets, accounts, personnel and customer base, as well as its liabilities, with the exception of the assets, accounts, personnel and liabilities retained by Frontier Corporation pursuant to paragraph 1.A.2. of the OMP or transferred to other entities pursuant to paragraphs 1.C.3. and 1.E. of the OMP. The assets so transferred include all of the assets of Frontier Corporation that are subject to the security interest created by the Security Agreement. All items so transferred to R-Net Corp. are reflected on its books in the amounts that had been reflected on the books of Frontier Corporation immediately prior to the transfer.
     5. Attached to this Certificate is a pro forma balance sheet of R-Net Corp. reflecting the asset and liability transfers contemplated in this Certificate as of the effective date of the transfer. Such balance sheet shows R-Net Corp.'s Consolidated Tangible Net Worth to be not less than $220,000,000 and its ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth to be not greater than 2 to 1. Such pro forma balance sheet completely and accurately sets forth the information purported to be set forth therein, and has been prepared in accordance with GAAP.
     6. R-Net Corp. has executed and delivered to the Agent, for delivery to each Bank, a Note payable to such Bank, which
Note is in all material respects identical to that delivered by Frontier Corporation to such Bank, with the exception that the Maker is R-Net Corp. and not Frontier Corporation.
     7. Each of the undersigned hereby represents and warrants to each of you as follows:
          A. The transfer from Frontier Corporation to R-Net Corp. of Frontier Corporation's public utility franchise, assets and liabilities as described above has been accomplished in all material respects in accordance with the OMP.
          B. R-Net Corp.'s capital structure is not materially different from and adverse to that set forth in Exhibit 11.16(f) to the Credit Agreement.
          C. There has been no material adverse change in Frontier Corporation's Rochester, New York local exchange telephone business, assets or financial condition from that contemplated in the OMP.
          D. As of the date of this Certificate, no Default or Event of Default has occurred and is continuing.
          E. No Default or Event of Default will result from R-Net Corp.'s substitution for Frontier Corporation as Borrower pursuant to the Credit Agreement.
          F. Attached hereto is a true and correct copy of R-Net Corp.'s Certificate of Incorporation and By-Laws as in effect on the date hereof.
          G. Each of the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.06, 5.07 and 5.08 of the
Credit Agreement, is true and correct on and as of the date hereof, assuming that the Borrower referred to in each such representation and warranty is R-Net Corp.
          H. There are no actions, suits or proceedings pending or, to the knowledge of either of the undersigned, threatened, against or affecting R-Net Corp. or any of its Subsidiaries before any court, governmental agency or arbitrator, which could, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of R-Net Corp. or any such Subsidiary, or the ability of R-Net Corp. to perform its obligations under the Facility Documents.
     8. Delivered herewith is a copy of the Security Agreement executed by R-Net Corp. in the blank provided after the signature page thereof, evidencing its adoption of such agreement, along with new Financing Statements showing R-Net Corp. as the Debtor.
     9.   Delivered with this Certificate is an opinion of John
T. Pattison, Esq., managing attorney, dated the date hereof, in substantially the form of Exhibit 11.16(h).
     10. On and as of the date hereof, in consideration for the substitution of R-Net Corp. for Frontier Corporation as the Borrower pursuant to Section 11.16 of the Credit Agreement, and in consideration for R-Net Corp.'s assumption of all of the rights and benefits of the Borrower thereunder, R-Net Corp. hereby assumes (i) all duties, liabilities and obligations of Frontier Corporation under the Credit Agreement, including all liability for all unpaid principal, interest and fees owed thereunder on the date hereof, and all other amounts owing by Frontier Corporation pursuant to the Credit Agreement, the Notes, and all other Facility Documents, and (ii) all duties, liabilities and obligations as Borrower under the Credit Agreement, the Notes and all other Facility Documents. The foregoing assumption shall become effective upon the Agent's execution of a copy of this Certificate of Adoption in the blank provided after the close hereof, affirming, on behalf of the Banks and itself, in accordance with the written instructions of each of the Banks, that R-Net Corp. has been accepted by the Banks and the Agent as the Borrower pursuant to the Credit Agreement, and has therefore succeeded to all of the rights of the Borrower under and pursuant to the Credit Agreement, the Notes, and all other Facility Documents, and that Frontier Corporation shall thereupon have no further rights, and is thereby released from all existing and future liabilities and obligations, as Borrower under the Credit Agreement, the Notes, and all other Facility Documents.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Adoption the 1st day of January, 1995.


                              R-Net Corp.


                              By:_____________________________
                             Its:_____________________________


                              FRONTIER CORPORATION

                              By:_____________________________

                              Its:_____________________________

                         AGENT'S ACCEPTANCE


     As required by paragraph 10 of the foregoing Certificate, the undersigned, as Agent for each of the Banks and in accordance with the written instructions of each of the Banks, hereby accepts R-Net Corp. as the Borrower pursuant to the Credit Agreement, with the effect that R-Net Corp. has succeeded to all of the rights of the Borrower under and pursuant to the Credit Agreement, the Notes and all other Facility Documents. The undersigned further affirms that Frontier Corporation shall hereafter have no further rights, and it is hereby released from all existing and future liabilities and obligations, as Borrower under the Credit Agreement, the Notes and all other Facility Documents. On behalf of the Banks, the undersigned agrees to deliver the Notes of Frontier Corporation to Frontier Corporation as soon as practicable after the date hereof.


                              THE CHASE MANHATTAN BANK,
                              N.A., AS AGENT FOR THE BANKS


                               By:_______________________

                              Its:______________________

                              EX. 3

                            CHANGES TO OMP




                               NONE